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Metris Receivables, Inc.          Metris Master Trust             Monthly Report
Certificateholder's Statement       Series 1996-1                       Jan-2000

Section 5.2                                                                  Class A               Class B               Class C
(i) Certificate Amount                                                   518,000,00.00         87,500,000.00         50,000,000.00
(ii) Certificate Principal Distributed                                            0.00         29,166,666.67         50,000,000.00
       Principal Per 1000                                                   0.00000000          333.33333333        1,000.00000000
(iii) Certificate Interest Distributed                                            0.00            165,277.78            295,968.75
       Interest Per 1000                                                    0.00000000            5.66666667            5.91937500
(iv) Principal Collections                                               25,199,127.91          4,256,609.44          2,432,348.24
(v)  Finance Charge Collections                                                   0.00          1,011,698.39          1,059,729.07
       Recoveries                                                                 0.00             19,340.69             33,155.47
       Interest Earned on Accounts                                                0.00                  0.00                  0.00
       Total Finance Charge Collections                                           0.00          1,031,039.08          1,092,884.54
               Total Collections                                         25,199,127.91          5,287,648.52          3,525,232.78
(vi) Aggregate Amount of Principal Receivables                                      --                    --                    --
       Invested Amount (End of Mth)                                               0.00         29,166,666.67         50,000,000.00
       Floating Allocation Percentage                                        0.0000000%            0.5580344%            0.9566304%
       Fixed/Floating Allocation Percentage                                  9.9106906%            1.6741031%            0.9566304%
       Invested Amount (Beg. of Mth)                                              0.00         58,333,333.33         50,000,000.00
       Average Daily Invested Amount                                                --                    --                    --
(vii) Receivable Delinquencies (as a % of Total Receivables)                        --                    --                    --
        Current                                                                     --                    --                    --
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                  --                    --                    --
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                 --                    --                    --
        90 Days and Over (60+ Days Contractually Delinquent)                        --                    --                    --
                  Total Receivables                                                 --                    --                    --
(viii) Aggregate Investor Default Amount                                            --                    --                    --
        As a % of Average Daily Invested Amount
         (Annualized based on 366 days/year)                                        --                    --                    --
(ix) Charge-Offs                                                                  0.00                  0.00                  0.00
(x)  Servicing Fee                                                                  --                    --                    --
(xi) Pool Factor                                                             0.0000000             0.0000000             0.0000000
(xii) Unreimbursed Reallocated Principal Collections                                --                  0.00                  0.00
(xiii) Excess Funding Account Balance                                               --                    --                    --
        Prefunding Account Balance                                                  --                    --                    --
(xiv) Class C Reserve Amount                                                        --                    --                    --
       Class C Reserve Account Balance                                              --                    --                    --
       Class C Trigger Event Occurrence                                             --                    --                    --
(xv)  Aggregate Interest Rate Caps Notional Amount                                  --                    --                    --
       Deposit to Caps Proceeds Amount                                              --                    --                    --
Average Net Portfolio Yield                                                         --                    --                    --
Minimum Base Rate                                                                   --                    --                    --




Section 5.2                                                             Class D                Total
(i) Certificate Amount                                                   44,500,000.00        700,000,000.00
(ii) Certificate Principal Distributed                                              --         79,166,666.67
       Principal Per 1000                                                           --                    --
(iii) Certificate Interest Distributed                                              --            461,246.53
       Interest Per 1000                                                            --                    --
(iv) Principal Collections                                                2,164,789.93         34,052,875.52
(v)  Finance Charge Collections                                             943,158.85          3,014,586.31
       Recoveries                                                            29,508.36             82,004.52
       Interest Earned on Accounts                                                0.00                  0.00
       Total Finance Charge Collections                                     972,667.21          3,096,590.83
               Total Collections                                          3,137,457.14         37,149,466.35
(vi) Aggregate Amount of Principal Receivables                                      --      5,226,679,133.32
       Invested Amount (End of Mth)                                      44,500,000.00        123,666,666.67
       Floating Allocation Percentage                                        0.8514010             2.3660658%
       Fixed/Floating allocation Percentage                                  0.8514010            13.3928252%
       Invested Amount (Beg. of Mth)                                     44,500,000.00        182,000,000.00
       Average Daily Invested Amount                                                --        141,543,010.75
(vii) Receivable Delinquencies (as a % of Total Receivables)                        --                    --
       Current                                                                   85.48%     4,708,130,140.23
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                 6.54%       360,216,678.46
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                2.42%       133,056,013.32
       90 Days and Over (60+ Days Contractually Delinquent)                       5.57%       306,792,110.10
                  Total Receivables                                             100.00%     5,508,194,942.11
(viii) Aggregate Investor Default Amount                                            --          1,254,231.88
       As a % of Average Daily Invested Amount
         (Annualized based on 365 days/year)                                        --                 10.46%
(ix) Charge-Offs                                                                  0.00                  0.00
(x)  Servicing Fee                                                                  --            239,772.31
(xi) Pool Factor                                                                    --                    --
(xii) Unreimbursed Reallocated Principal Collections                              0.00                  0.00
(xiii) Excess Funding Account Balance                                               --                  0.00
       Prefunding Account Balance                                                   --                  0.00
(xiv) Class C Reserve Amount                                                        --         17,500,000.00
       Class C Reserve Account Balance                                              --         17,500,000.00
       Class C Trigger Event Occurrence                                             --                   Yes
(xv) Aggregate Interest Rate Caps Notional Amount                                   --                  0.00
       Deposit to Caps Proceeds Amount                                              --                  0.00
Average Net Portfolio Yield                                                         --               15.3676%
Minimum Base Rate                                                                   --                8.5837%
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